CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 333-129005 on Form
N-1A of our reports dated October 28, 2015, relating to the financial statements and financial highlights of Pioneer Global Equity Fund, Pioneer High Income Municipal Fund, Pioneer Long/Short Bond Fund (formerly, Pioneer Long/Short Global Bond Fund), Pioneer Long/Short Opportunistic Credit Fund, and Pioneer Absolute Return Bond Fund, each a portfolio of Pioneer Series Trust V (the "Trust"), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended
August 31, 2015. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statements.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
December 18, 2015